QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Partners
SDG Macerich Properties, L.P.
and
The Board of Directors
The Macerich Company

We consent to the incorporation by reference in the registration statement on Form S-3, dated October 15, 2003, of The Macerich Company of our report dated February 5, 2003 relating to the balance sheets of SDG Macerich Properties, L.P. as of December 31, 2002 and 2001 and the related statements of operations, cash flows, and partners' equity for each of the years in the three-year period ended December 31, 2002 and the related financial statement schedule, which report appears in the December 31, 2002 Annual Report on Form 10-K of The Macerich Company. Our report refers to a change in the method of accounting for overage rents in 2000. We also consent to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP

Indianapolis, Indiana
October 15, 2003

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS